Exhibit 10.25

PROMISSORY NOTE

Principal $2,625,000.00	Loan Date 12-10-2002	Maturity 12-10-2009	Loan No 7015171550	Call/Coll	Account	Officer 570	Initials

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing **** has been omitted due to text length limitations.

Borrower:	Taitron Components Incorporated	Lender:	General Bank
	28040 West Harrison Parkway		Real Estate Department
	Valencia, CA 91355		1420 East Valley Blvd.
Alhambra, CA 91801

Principal Amount: $2,625,000.00	Date of Note: December 10, 2002

PROMISE TO PAY. Taitron Components Incorporated (“Borrower”) promises to pay to General Bank (“Lender”), or order, in lawful money of the United States of America, the principal amount of Two Million Six Hundred Twenty-five Thousand & 00/100 Dollars ($2,625,000.00) together with interest on the unpaid principal balance from December 10,2002, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes In the Index, Borrower will pay this loan in accordance with the following payment schedule: 36 monthly consecutive principal and Interest payments In the initial amount of $20,312.55 each, beginning January 10 2003, with interest calculated on the unpaid principal balances at an interest rate of 6.875%; 47 monthly consecutive principal and interest payments In the initial amount of $19,612.52 each, beginning January 10,2006, with interest calculated on the unpaid principal balances at an interest rate based on the Five Year Treasury Note Rate (currently 3.000%), plus a margin of 3.375 percentage points, resulting in an initial interest rate of 6.375%; and one principal and Interest payment of $2,085,180.32 on December 10, 2009, with interest calculated on the unpaid principal balances at an interest rate based on the Five Year Treasury Note Rate (currently 3.000%), plus a margin of 3.375 percentage points resulting in an initial interest rate of 6.375%. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. The annual interest rate for this Note Is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Five Year Treasury Note Rate (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan. Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each semi-annually. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.000%. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth herein in the “Payment” section. Notwithstanding any other provision of this Note, after the first payment stream, the Interest rate for each subsequent payment stream will be effective as of the last payment date of the Just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower’s payments to ensure Borrower’s loan will pay off by its original final maturity date, (B) increase Borrower’s payments to cover accruing interest, (C) increase the number of Borrower’s payments, and (D) continue Borrower’s payments at the same amount and increase Borrower’s final payment.

PREPAYMENT FEE; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00 Upon prepayment of this Note, Lender is entitled to the following prepayment fee: 6 months interest penalty will be applied to unscheduled principal repayment during the first three years. Other than Borrower’s obligation to pay any minimum interest charge and prepayment fee Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: General Bank, Real Estate Department 1420 East Valley Blvd Alhambra, CA 91801.

LATE CHARGE. If a payment is 10 days or more late. Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon Borrower’s failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity. Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note by 5.000 percentage points.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

Environmental Default. Failure of any party to comply with or perform when due any term, obligation, convenant or condition contained in any environmental agreement executed in connection with any loan.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any

PROMISSORY NOTE

Loan No: 7015171550	(Continued)	Page 2

proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note. In the event of a death. Lender, at its option, may, but shall not be required to, permit the guarantor’s estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of California. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit. Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law. Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instrument listed herein: a Deed of Trust dated December 10, 2002, to a trustee in favor of Lender on real property located in Los Angeles County, State of California.

INTEREST RATE. The interest rate will be fixed at 6.875% for the first, second and third years, and the remaining four years will be changed to 5 years Treasury Note Rate plus 3.375% (currently 3.00%), adjustable semi-annually.

REPAYMENT SCHEDULE. Principal and interest payable monthly based on a 20 year amortization due in 7 years with balloon payment due at maturity.

AUTMATIC DEBIT. Borrower shall establish a DDA account for monthly payment of principal and interest. A penalty of a 0.50% interest rate will be added to the existing interest rate if the DDA account is closed or Borrower fails to maintain sufficient funds for automatic debit.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PROMISSORY NOTE

Loan No: 7015171550	(Continued)	Page 3

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

TAITRON COMPONENTS INCORPORATED

By:
Stewart Wang, Chief Executive Officer of Taitron Components Incorporated

LENDER:

GENERAL BANK

X
Authorized Signer

AMENDMENT TO PROMISSORY NOTE

Principal $2,6525,000.00	Loan Date 12-10-2002	Maturity 12-10-2009	Loan No 7015171550	Call/Coll	Account	Officer 570	Initials

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing ***** has been omitted due to text length limitations.

Borrower:	Taitron Components Incorporated	Lender:	General Bank
	28040 West Harrison Parkway		Real Estate Department
	Valencia, CA 91355		1420 East Valley Blvd.
Alhambra, CA 91801

This AMENDMENT TO PROMISSORY NOTE Is attached to and by this reference is made a part of the Promissory Note, dated December 10, 2002, and executed in connection with a loan or other financial accommodations between GENERAL BANK and Taitron Components Incorporated.

WHEREAS, the Borrower and the Lender have entered into a certain Promissory Note and Loan Agreement (the “Agreement”) dated as December 10, 2002, whereby the Lender agreed to make available to Borrower financial accommodations in the aggregate principal amount of Two Million Six Hundred Twenty Five Thousand Dollars and No/100 ($2,625,000.00) (collectively the “Loan”), upon the terms and subject to the conditions set forth in the Agreement and other documents related to the Loan (collectively the “Loan Documents”); and

WHEREAS, the parties have agreed that the Loan shall mature 84 months from the date of its original funding and/or the date of the recording of the Deed of Trust securing the loan, whichever occurs first (the date of such funding or recording hereinafter referred to as the (“Closing Date”), the exact date of which could not be fixed with certainty at the time the parties entered into the Agreement; and

WHEREAS, the parties understand that the date of the first payment and the maturity of the Loan set forth in the Promissory Note Is subject to change when the Closing Date becomes certain; and

WHEREAS, the Borrower has agreed to permit the Lender to fix the new maturity date by changing the dates originally set forth in the Promissory Note.

NOW THEREFORE, the Borrower and the Lender in consideration of the promises made herein and in the Loan Documents and intending to be legally bound hereby agree as follows:

1. Borrower hereby authorizes Lender to fix the first payment date and the maturity date of the Loan, when the Closing Date becomes certain, by changing the date originally shown on the Loan Documents.

2. Except as specifically amended hereby, each and every term of the Agreement and the other Loan Documents is hereby ratified and reaffirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

TO BE COMPLETED BY LENDER

Closing Date: 12-31-2002

New Maturity Date: 12-31-2009

New First Payment Date: 1-31-2003

Authorized Officer:.

THIS AMENDMENT TO PROMISSORY NOTE IS EXECUTED ON DECEMBER 10, 2002.

BORROWER:

TAITRON COMPONENTS1NCORPORATED.

By:
Stewart Wang, Chief Executive Officer of Taitron Components Incorporated

LENDER:

GENERAL BANK

X
Authorized Signer